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                        [RYDER SCOTT COMPANY LETTERHEAD]


                                                                    EXHIBIT 23.1

                      CONSENT OF RYDER SCOTT COMPANY, L.P.

         As independent oil and gas consultants, we hereby consent to the incorporation by reference of our report letter dated February 8, 2001, our audit letter dated January 29, 2001 and our audit letter dated November 25, 2002 (collectively, the "Reserve Letters"), each addressed to Westport Resources Corporation ("Westport"), in Westport's Registration Statement on Form S-3 (No. 333-42107) (the "Registration Statement"), to all references to our firm included in the Registration Statement and to the reference to our firm as experts in the Registration Statement.

                                                  RYDER SCOTT COMPANY, L.P.

                                                  /s/ RYDER SCOTT COMPANY, L.P.
                                                  ------------------------------

Denver, Colorado
November 27, 2002